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                                                                 EXHIBIT 10.17.1

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
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     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made as of October 18,
2000 (this "Amendment") by and between Cheap Tickets, Inc., a Delaware corporation (the "Company"), and Sam E. Galeotos ("Executive"). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement (as defined in Recital A below).

                                   RECITALS

     A.  Employment Agreement.  Executive and the Company are parties to that
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certain Employment Agreement, dated as of October 25, 1999 (the "Agreement"), pursuant to which Executive is employed by the Company, as a senior executive of the Company, in accordance with and subject to the terms and conditions set forth therein.

     B.  Amendment to Employment Agreement.  The Board of Directors of the
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Company has considered the valuable contribution Executive has provided to the
Company and have approved and ratified that the Agreement be amended to provide Executive with certain additional benefits in the event Executive's employment is terminated as a result of, or in connection with, a Corporate Transaction, Change in Control or Related Entity Disposition (as each such capitalized term is defined hereinbelow).

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Amendment to the Agreement.  The Agreement is hereby amended as
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follows:

         (a) Section 3.1(b) -- Bonus. Section 3.1(b) is hereby amended and restated to read in its entirety as follows:

         "Bonus.  Upon attainment by the Company and Executive of financial and
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     operational goals determined annually in advance by the Board in consultation with Executive, an annual bonus in the amount of fifty percent (50%) of the annual salary, payable at the time and pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement. If the Company and Executive exceed such financial and operational goals, the bonus shall be at an increased percentage of the annual salary, not to exceed seventy-five percent (75%) thereof, on a graduated scale, as determined annually in advance by the Board in consultation with Executive. In the event of any Corporate Transaction, Change in Control or Related Entity Disposition, as each such capitalized term is defined hereinbelow (any such event, a "Corporate Event"), the bonus shall be prorated and paid to the date of such Corporate Event. The terms "Change in Control" and "Related Entity Disposition" shall have the respective meanings assigned to them in the Company's 1999 Stock Incentive Plan (the "Option Plan"), a copy of which is

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     attached hereto as Schedule I.  The term "Corporate Transaction" shall mean any of the following transactions: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations); (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities."

          (b) Section 3.1(c) -- Stock Options. Section 3.1(c) is hereby amended and restated to read in its entirety as follows:

          "Stock Option.  An option (the "Stock Option") to purchase six hundred
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     thousand (600,000) shares of Common Stock of the Company (the "Option
     Shares"), in accordance with and subject to the terms and conditions of that certain Stock Option Award Agreement (the "Stock Option Award Agreement") of even date herewith between the Company and Executive, a copy of which is attached hereto as Exhibit A and incorporated by reference herein. With respect to the Stock Option and any and all other stock options awarded to Executive at any time, notwithstanding any provision to the contrary in the Stock Option Award Agreement or any other stock option award agreements relating to such other stock options, and to the extent necessary, the Stock Option Award Agreement and all such stock option award agreements are hereby amended to provide that, (i) if, during the first three (3) years of the Employment Term, Executive's employment with the Company is terminated either by the Company without Cause (as defined in
     Section 4.3 below) or by Executive for Good Reason (as defined in Section
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     4.4 below), additional Option Shares shall vest and become exercisable
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     immediately prior to such termination, so that an aggregate of sixty percent (60%) of all Option Shares under the Stock Option (including those that have already vested) shall have vested and become exercisable; (ii) if, at any time during the Employment Term, there occurs a Corporate Event or a Change of Control (as defined in subparagraph (b) of Section 4.4
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     below), all unvested Option Shares shall immediately vest and become exercisable; and (iii) in the event of an anticipated Corporate Transaction following or pursuant to which the Stock Option will not be assumed by the successor corporation or its parent, all unvested Option Shares shall vest and become fully exercisable for a period of at least 10 days prior to the date of the consummation of the Corporate Transaction and, if Executive is precluded from exercising such Stock Option under federal or state securities laws or other applicable laws, the Company shall pay Executive the

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     difference between (X) the per share price that the stockholders of the
     Company will receive as a result of consummation of the Corporate Transaction and (Y) the exercise price of the Stock Option, multiplied by the total number of Option Shares not previously exercised (provided that the amount in clause (X) is greater than the amount in clause (Y))."
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          (c) Section 3.1(e) -- Gross-Up.  Section 3.1(e) is hereby amended and restated to read in its entirety as follows:

          "Gross-Up.  Irrespective of whether Executive is employed on the last
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     day of a given calendar year, the Company shall pay to Executive, on or before the last day of such calendar year with respect to which any Forgiveness Payment or Gross-Up Amounts (as defined in Section 3.3(d)
                                                            --------------
     below) are reportable, an amount (the "Gross-Up Payment") such that, after the payment of federal, state and local income and employment taxes on such amount, Executive shall have received amounts free and clear of such taxes equal to the Forgiveness Payment and Gross-Up Amounts; provided that the Company may withhold from any Gross-Up Payment any federal, state, local income and employment taxes required to be withheld from the Gross-Up Payment, the Forgiveness Payment and the Gross-Up Amounts (in aggregate) and paid over to governmental authorities.

          For purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed (i) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. The Company and Executive shall cooperate in good faith to determine the amount of any Gross-Up Payment payable hereunder. If the Company and Executive cannot agree on the amount of any Gross-Up Payment so payable, the Company and Executive shall mutually select an independent accounting firm to make the determination.

          Notwithstanding anything herein to the contrary, the maximum Gross-Up Payment payable by the Company to Executive shall not exceed one hundred percent (100%) of the amount forgiven.

          Additionally, to the extent that any payment or benefit to Executive, resulting from the occurrence of a Corporate Event pursuant to this Section
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     3 or Section 5 below, would be treated as payments subject to excise tax
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     due to their inclusion as "excess parachute payments" under Section 280G(b)
     of the Internal Revenue Service Code, the Company shall reimburse Executive for such excise tax and for an amount sufficient to offset or "gross-up" the tax impact of the reimbursement payment."

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          (d) Section 4.4 -- By Executive For Good Reason.  Section 4.4 is
hereby amended to include new subsections (e) and (f), which shall read in their entirety as follows:

              "(e) Executive's base salary is reduced, after a Corporate Event, to a level below that in effect immediately preceding the consummation of such Corporate Event or at any time thereafter.

               (f) Executive is required, after a Corporate Event, to be based at any place outside a 50-mile radius from Executive's job location or residence prior to such Corporate Event except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Event and provided that Executive has not consented to such relocation."

          (e) Section 5 -- Severance. Section 5 is hereby amended and restated to read in its entirety as follows:

          "Severance.  In the event Executive's employment with the Company is
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     terminated either by the Company without Cause or by Executive for Good
     Reason, the Company shall pay and provide to Executive a severance in an amount equal to two and one-half (2-1/2) times the annual salary set forth in Section 3.1(a) above, as applicable at the time of termination, payable
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     over a period of twenty-four (24) months from the effective date of termination, in forty-eight (48) equal semi-monthly installments.

          Notwithstanding the foregoing, if Executive's employment is terminated either by the Company without Cause or by Executive for Good Reason within one (1) year after a Corporate Event, the Company shall alternatively pay and provide to Executive the following benefits:

               (a) A severance in an amount equal to three (3) times the annual salary set forth in Section 3.1(a) above, as applicable at the time of
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     termination, payable over a period of twenty-four (24) months from the effective date of termination, in forty-eight (48) equal semi-monthly installments;

               (b) Outplacement services up to $30,000;

               (c) Medical insurance coverage for one (1) year on the same terms as provided by the Company; and

               (d) Forgiveness of any outstanding principal amount payable by Executive under the Note."

          (f) Schedule I. The Company's 1999 Stock Incentive Plan, which is attached hereto as Exhibit A to this Amendment, is hereby included as Schedule I to the Agreement.

     2.  Effect of this Amendment.  Except as amended hereby, the Agreement
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shall remain in full force and effect.

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     3.  Execution in Counterparts and By Facsimile.  This Amendment may be
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executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and same agreement. A facsimile execution copy of this Amendment shall be binding and have the same force and effect as the original of this Amendment.

                       [Signature Page is the Next Page]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to
Employment Agreement to be executed as of the date first written above.


"Company"                        CHEAP TICKETS, INC.,
                                 a Delaware corporation



                                 By: /s/ Mike Hartley
                                    ------------------------------------
                                 Name:   Mike Hartley
                                      ----------------------------------
                                 Title: CEO
                                       ---------------------------------



"Executive"                      /s/ Sam E. Galeotos
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                                 SAM E. GALEOTOS
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                                   Exhibit A
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                                  Schedule I
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                           1999 Stock Incentive Plan
                                      of
                              Cheap Tickets, Inc.